Exhibit 99.1

Microbot Medical Signs Phase 2 Collaboration Agreement with Corewell Health to Advance Remote Telesurgery Using the LIBERTY® Endovascular Robotic System

The agreement follows the successful completion of Phase 1 which evaluated the viability of LIBERTY as a remote telesurgery platform

The objective of Phase 2 is to develop and demonstrate new telesurgery capabilities by performing simulated interventional procedures between two facilities within the Corewell Health system

BRAINTREE, Mass., August 22, 2024 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, announces that it entered into a Phase 2 collaboration agreement with Corewell HealthTM that will continue their collaboration to advance remote telesurgery for endovascular procedures. The Company had previously announced positive results from the first phase, which demonstrated LIBERTY’s technical capabilities and outlined potential future applications in a range of endovascular interventions, including the feasibility of LIBERTY to support the remote telesurgery project.

During Phase 2, the Company and Corewell Health will work together to develop the capabilities to perform simulated cardiovascular interventional procedures with LIBERTY across two sites within the Corewell Health system which are 5 miles apart.

The project is led by Ryan Madder, M.D., Section Chief of Interventional Cardiology and Director of the Cardiac Cath Lab at Corewell Health in West Michigan. Following the completion of Phase 1, Dr. Madder and colleagues published a manuscript in the Journal of the American College of Cardiology: Cardiovascular Interventions, highlighting the Technical Success of Coronary Guidewire and Stent Delivery Using a Novel Miniaturized Robotic System in a Pre-Clinical Study.

“Incorporating telesurgery capabilities is an important part of our long-term strategy for LIBERTY,” said Harel Gadot, CEO, President and Chairman of Microbot Medical. “We believe that physicians in the U.S. and around the globe want to increase access to care for patients in remote locations, and we are excited to continue our collaboration with Corewell Health and Dr. Madder on this next phase of development.”

Dr. Madder’s manuscript is available at: https://doi.org/10.1016/j.jscai.2024.102148

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a clinical- stage medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The Investigational LIBERTY® Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic Surgical System, the outcome of its studies to evaluate the LIBERTY® Endovascular Robotic Surgical System, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, including whether the Company’s pivotal study in humans is successful, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

IR@microbotmedical.com